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                                                                   EXHIBIT 10.18

                              CRUNCH HOLDING CORP.
                        2004 CALIFORNIA STOCK OPTION PLAN

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                                                                               .
                                                                               .
                                                                               .

1.  THE PLAN...............................................................................................    1
    1.1      Purpose.......................................................................................    1
    1.2      Administration and Authorization; Power and Procedure.........................................    1
    1.3      Participation.................................................................................    3
    1.4      Shares Available for Options; Share Limits....................................................    3
    1.5      No Transferability; Limited Exception to Transfer Restrictions................................    3
2.  OPTIONS................................................................................................    6
    2.1      Option Grants.................................................................................    6
    2.2      Vesting; Term; Exercise Procedure.............................................................    6
    2.3      Option Price..................................................................................    8
    2.4      Limitations on Grant and Terms of Incentive Stock Options.....................................    9
    2.5      Limits on 10% Holders.........................................................................   10
    2.6      Effects of Termination of Employment; Termination of Subsidiary Status; Discretionary
             Provisions....................................................................................   10
    2.7      Option Repricing/Cancellation and Regrant/Waiver of Restrictions..............................   13
    2.8      Options in Substitution for Stock Options Granted by Other Corporations.......................   13
3.  OTHER PROVISIONS.......................................................................................   13
    3.1      Rights of Eligible Persons, Participants and Beneficiaries....................................   13
    3.2      Adjustments; Acceleration.....................................................................   14
    3.3      Lock-Up Agreement.............................................................................   18
    3.4      Call Right....................................................................................   18
    3.5      Sale of the Corporation.......................................................................   19
    3.6      Drag-Along Rights.............................................................................   20
    3.7      Co-Sale Rights................................................................................   22
    3.8      No Stockholder Rights Following Exercise of a Call or Repurchase..............................   23
    3.9      Compliance with Laws..........................................................................   23
    3.10     Tax Withholding...............................................................................   25
    3.11     Plan and Option Amendments, Termination and Suspension........................................   25
    3.12     Privileges of Stock Ownership.................................................................   26
    3.13     Effective Date of the Plan....................................................................   26
    3.14     Term of the Plan..............................................................................   26
    3.15     Governing Law/Severability....................................................................   26
    3.16     Captions......................................................................................   27

                                       (i)

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
    3.17     Non-Exclusivity of Plan.......................................................................   27
    3.18     No Restriction on Corporate Powers............................................................   27
    3.19     Other Compensation or Benefit Programs........................................................   27
4.  DEFINITIONS............................................................................................   28

                                      (ii)

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                              CRUNCH HOLDING CORP.
                        2004 CALIFORNIA STOCK OPTION PLAN

1.       THE PLAN.

1.1 PURPOSE. The purpose of this 2004 California Stock Option Plan (this "Plan") is to promote the success of the Corporation and its Related Entities and the interests of its stockholders by attracting, motivating, retaining and rewarding certain officers, employees, managers, directors and other eligible persons with awards and incentives for high levels of individual performance and improved financial performance of the Corporation and its Subsidiaries. Capitalized terms used herein are defined in Section 4.

1.2      ADMINISTRATION AND AUTHORIZATION; POWER AND PROCEDURE.

         1.2.1. ADMINISTRATOR. This Plan will be administered by and all Options will be authorized by the Administrator. Action of the Administrator with respect to its authority under this Plan shall be taken pursuant to a majority vote or by unanimous written consent of its members. Unless a majority of the members of the Board determines otherwise: (i) if the Corporation is subject to the Exchange Act, the Administrator shall be constituted in a manner that satisfies the requirements of Rule 16b-3 under the Exchange Act ("RULE 16B-3"), which Administrator shall administer the Plan with respect to all Eligible Persons who are subject to Section 16 of the Exchange Act in a manner that satisfies the requirements of Rule 16b-3; and (ii) the Administrator shall be constituted in a manner that satisfies the requirements of
                  Section 162(m) of the Code, which Administrator shall administer the Plan with respect to "performance-based compensation" for all Eligible Persons who are reasonably expected to be "covered employees" as those terms are defined in Section 162(m) of the Code; provided, however, that the failure to satisfy such requirements shall not affect the validity of the action of any Administrator otherwise duly authorized and acting in the matter. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of rights or options to purchase shares of Common Stock, and (b) to determine the number of rights or options to be received by them, pursuant to a resolution that specifies the total number of rights or options that may be granted under the delegation, provided that no officer may be delegated the power to designate himself or herself as a recipient of such options or rights.

         1.2.2. PLAN OPTIONS; INTERPRETATION; POWERS OF ADMINISTRATOR. Subject to the express provisions of this Plan and any express limitations on the delegated authority of an Administrator, the Administrator will have the authority to:

                  (a) determine eligibility and the particular Eligible Persons who will receive Options;

                  (b) grant Options to Eligible Persons, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, and determine the other specific terms and conditions of Options consistent with the express limits of this Plan, establish the installments (if any) in which such Options will become exercisable or will vest, and the respective consequences thereof, or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion of such Options;

                  (c) approve the forms of Option Agreements, which need not be identical among Participants;

                  (d) construe and interpret this Plan and any Option or other agreements defining the rights and obligations of the Corporation (and the Subsidiaries) and Participants under this Plan, make factual determinations with respect to the administration of this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

                  (e) cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Options held by Eligible Persons, subject to any required consent under Section 3.11;

                  (f) accelerate or extend the exercisability or extend the term of any or all outstanding Options within the maximum ten-year term of Options under Section 2.2.2;

                  (g) determine the duration and purposes of leaves of absence that may be granted to Participants without constituting a termination of their employment for purposes of this Plan; and

                  (h) make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

         1.2.3. BINDING DETERMINATIONS. Any action taken by, or inaction of, the Corporation, any Subsidiary, the Board or the Administrator relating or pursuant to this Plan will be within the absolute discretion of that entity or body and will be conclusive and binding upon all persons. Subject only to compliance with the express provisions hereof, the Board and the Administrator may act in their absolute discretion in matters within their authority related to this Plan.

         1.2.4. RELIANCE ON EXPERTS. In making any determination or in taking or not taking any action under this Plan, the Administrator or the Board, as the case may be, may obtain, rely upon the advice of, and pay all reasonable expenses related to obtaining, experts, including employees of and professional advisors to the Corporation or the Subsidiaries.

         1.2.5. DELEGATION. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or a Related Entity.

         1.2.6. NO LIABILITY. No director, manager, member, officer, stockholder or agent of the Corporation or a Related Entity will be liable for any action, omission or decision under this Plan taken, made or omitted in good faith.

1.3 PARTICIPATION. Options may be granted by the Administrator only to those persons that the Administrator determines to be Eligible Persons. An Eligible Person who has been granted an Option may, if otherwise eligible, be granted additional Options if the Administrator so determines.

1.4      SHARES AVAILABLE FOR OPTIONS; SHARE LIMITS.

         1.4.1. SHARES AVAILABLE. Subject to the provisions of Section 3.2, the capital stock delivered in respect of Options granted under this Plan will be shares of the Corporation's authorized but unissued Common Stock and any of its shares of Common Stock held as treasury shares. The shares may be delivered for any lawful consideration.

         1.4.2. SHARE LIMIT. The maximum number of shares of Common Stock that may be delivered pursuant to Options granted under this Plan will not exceed 350,000 shares (the "SHARE LIMIT"), and will be subject to adjustment as contemplated by this Section 1.4 and Section 3.2.

         1.4.3. SHARE RESERVATION; REPLENISHMENT AND REISSUE OF UNVESTED OPTIONS. Shares subject to outstanding Options shall be reserved for issuance. No Option may be granted under this Plan unless, on the date of grant, the sum of (a) the maximum number of shares of Common Stock issuable at any time pursuant to such Option, plus (b) the number of shares of Common Stock that have previously been issued pursuant to Options granted under this Plan, plus (c) the maximum number of shares of Common Stock that may be issued at any time after such date of grant pursuant to Options that are outstanding on such date, does not exceed the Share Limit. Shares of Common Stock that are subject to or underlie Options that expire or for any reason are canceled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan, will again, except to the extent prohibited by law (or the provisions of the Code, in the case of Incentive Stock Options) or the terms of this Plan, be available for subsequent Options to be granted under this Plan. Accordingly, shares of Common Stock issued pursuant to the terms hereof (including shares of Common Stock offset in satisfaction of applicable withholding taxes or the exercise price of an Option) in respect of an Option shall reduce on a share-for-share basis the number of shares of Common Stock remaining available under this Plan and the number of shares remaining subject to the Option.

1.5      NO TRANSFERABILITY; LIMITED EXCEPTION TO TRANSFER RESTRICTIONS.

         1.5.1.   LIMIT ON EXERCISE AND TRANSFER OF OPTIONS.

                  (a) Unless otherwise expressly provided in (or pursuant to) this Section 1.5, by applicable law and by the Option Agreement, as the same may be amended:

                           (i) all Options are non-transferable and will not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge;

                           (ii) Options will be exercised only by the Participant; and

                           (iii) amounts payable or shares issuable pursuant to an Option will be delivered only to (or for the account of) the Participant.

                  (b) The exercise and transfer restrictions in clause (a) above shall not apply to:

                           (i)      transfers to the Corporation; or

                           (ii) transfers by gift to a "family member" of the Participant, as such term is defined in SEC Rule 701 promulgated under the Securities Act; or

                           (iii) the designation of a beneficiary to receive benefits if the Participant dies, or if the Participant has died, transfers to or exercises by the Participant's beneficiary, or in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution; or

                           (iv)     if the Participant has suffered a
                                    disability, permitted transfers or exercises on behalf of the Participant's duly authorized legal representative.

         1.5.2. LIMIT ON TRANSFER OF SHARES. Unless otherwise expressly provided in (or pursuant to) this Section 1.5, by applicable law and by the Option Agreement, Shares shall not be Transferred except as provided as follows:

                  (a) transfers by gift to a member of the Immediate Family of the Participant or a trust (or estate planning entity) whose sole beneficiaries (or owners, as the case may be) are the Participant and/or members of the Immediate Family of the Participant;

                  (b) transfers pursuant to a pledge to secure indebtedness provided that the pledgee agrees in writing that the Shares subject to such Transfer shall be subject to the terms hereof;

                  (c) transfers by a Participant pursuant to the provisions of Section 3.7;

                  (d) transfers pursuant to a merger, consolidation, share exchange, scheme of arrangement or other similar transaction by the Corporation or pursuant to an agreement to which the Corporation is a party;

                  (e) transfers by a Participant pursuant to a public offering registered under the Securities Act or pursuant to Rule 144 promulgated under the Securities Act; or

                  (f)      transfers pursuant to Section 3.4, Section 3.5 or
                           Section 3.6 hereof.

         1.5.3. BINDING ON TRANSFEREES. All permitted transferees receiving Options and/or Shares from a Participant pursuant to this
                  Section 1.5 shall be subject to and be bound by the terms of this Plan. At the request of the Administrator, and as a condition to the Administrator's consent to a permitted transfer of Options and/or Shares pursuant to this Section 1.5, each permitted transferee shall execute a document reasonably satisfactory to the Administrator, whereby such permitted transferee shall agree to be subject to and be bound by the terms of this Plan. Such agreement by such permitted transferee to be bound by and subject to the terms of this Plan shall remain in full force and effect should the employment with or services by the Participant to the Corporation or a Related Entity be terminated pursuant to
                  Section 2.6 hereof or otherwise.

         1.5.4.   REQUIRED APPROVAL. Notwithstanding anything else in this
                  Section 1.5. to the contrary, but subject to compliance with all applicable laws, Incentive Stock Options will be subject to any and all transfer restrictions under the Code applicable to such Options or necessary to maintain the intended tax consequences of such Options. Notwithstanding clauses (b),
                  (c), (d) and (e) of Section 1.5.2 above, but subject to compliance with all applicable laws, any contemplated transfer referenced in clauses (b), (c), (d) and (e) above is subject to the condition precedent that such transfer be approved by the Administrator in order for such transfer to be effective. Notwithstanding anything else in this Section 1.5 to the contrary, but subject to compliance with all applicable laws,
                  (i) consideration for transfers pursuant to this Section 1.5 is strictly prohibited; and (ii) subsequent transfers of Non-Qualified Options transferred pursuant to this Section
                  1.5.1 shall be prohibited except (x) subsequent transfers back to the Participant, and (y) transfers to other Section 1.5.1 permitted transferees of the Participant.

         1.5.5. NOTICE OF PROPOSED TRANSFERS. Prior to any permitted Transfer of any Shares, the Participant shall (i) except in the case of death, give at least 30 days' prior written notice (a "Transfer Notice") to the Corporation of such Participant's intention to effect such permitted Transfer, describing the manner and circumstances of the proposed permitted Transfer, and (ii) if required by the Corporation, provide to the Corporation an opinion reasonably satisfactory to the Corporation from counsel who shall be reasonably satisfactory to the Corporation (or supply such other evidence reasonably satisfactory to the Corporation) that the proposed permitted Transfer of such Shares may be effected without registration under the Securities Act. After receipt of the Transfer Notice and opinion or other material (if required), the Corporation shall, within ten (10) days thereof, so notify the Participant of such Shares and, subject to Section 3.6 hereof, such Participant shall thereupon be entitled to Transfer such Shares in accordance with the terms of the Transfer Notice. Each Share issued upon such permitted Transfer shall bear the restrictive legend set forth in Section 3.9.3, unless in the reasonable judgment of counsel for the Corporation such legend is not required in order to ensure compliance with the Securities Act. The Participant giving the Transfer Notice shall not be entitled to Transfer such Shares until receipt of the notice from the Corporation under this Section 1.5.5.

2.       OPTIONS.

2.1      OPTION GRANTS.

         2.1.1. APPROVAL; NUMBER OF SHARES. The Administrator may grant one or more Options under this Plan to any Eligible Person. Subject to the express provisions of this Plan, the Administrator will determine the number of shares of Common Stock subject to each Option; provided, however, that no Plan Participant shall be granted Options with respect to more than 5,000,000 shares of Common Stock in any calendar year, subject to adjustment as contemplated by Section 3.2.

         2.1.2. OPTION AGREEMENT. Each Option will be evidenced by an Option Agreement, in substantially the form attached hereto as Exhibit A, signed by the Corporation and the Participant. The Option Agreement evidencing an Option shall contain the terms established by the Administrator for that Option, as well as any other terms, provisions, or restrictions that the Administrator may impose on the Option or any shares of Common Stock subject to the Option.

         2.1.3. TYPE OF OPTIONS. The Administrator will designate each Option granted under this Plan as either an Incentive Stock Option or a Nonqualified Stock Option and such designation shall be set forth in the applicable Option Agreement. Any Option granted hereunder that is not designated as an Incentive Stock Option will be deemed to be designated a Nonqualified Stock Option under this Plan and not an incentive stock option under the Code. Incentive Stock Options shall be subject to the provisions of Section 2.4 in addition to the provisions hereof applicable to Options generally.

2.2      VESTING; TERM; EXERCISE PROCEDURE.

         2.2.1. VESTING.(1) An Option may be exercised only to the extent it is vested and exercisable. Once exercisable, an Option shall remain exercisable until the expiration or earlier termination of the Option. Unless expressly provided otherwise by the Administrator and subject to the provisions of the applicable

---------------------------------
(1) NOTE: OPTION AGREEMENTS IN SOME CASES WILL PROVIDE FOR FIRST YEAR VESTING TO BE SHORTENED TO NOVEMBER 25, 2004, OR THE FIRST ANNIVERSARY OF DATE OF HIRE, IF LATER.

         Option Agreement, each Option shall vest and become exercisable according to the following schedule:

         (a) Incentive Stock Options. Subject to continued employment as provided in Section 2.6, an Incentive Stock Option awarded to any employee of the Corporation or a Related Entity shall vest and become exercisable as to (i) two-ninths (2/9) of the shares of Common Stock subject to such Incentive Stock Option on the first (1st) anniversary of the date of award of such Incentive Stock Option, (ii) two-ninths (2/9) of the shares of Common Stock subject to such Incentive Stock Option on the second (2nd) anniversary of the date of award of such Incentive Stock Option, (iii) two-ninths (2/9) of the shares of Common Stock subject to such Incentive Stock Option on the third (3rd) anniversary of the date of award of such Incentive Stock Option, and (iv) the remaining three-ninths (3/9) of the shares of Common Stock subject to such Incentive Stock Option on the seventh (7th) anniversary of the date of award of such Incentive Stock Option; provided, however, that notwithstanding the foregoing, an Incentive Stock Option granted to an Eligible Employee who is not an officer of the Corporation or a Related Entity (as determined by the Administrator) shall vest not less than 20% per year;

         (b) Nonqualified Stock Options - Employees. Subject to continued employment or service as provided in Section 2.6, a Nonqualified Stock Option awarded to any employee of the Corporation or Related Entity (including officers, directors and managers of the Corporation or any Related Entity who are also employees of the Corporation or any Related Entity) who is regularly employed on a salaried basis and who is so employed on the date of award of such Nonqualified Stock Option, whom the Administrator identifies as having a direct and significant effect on the financial development of the Corporation or any Subsidiary, shall vest and become exercisable as to (i) two-ninths (2/9) of the shares of Common Stock subject to such Nonqualified Stock Option on the first
                  (1st) anniversary of the date of award of such Nonqualified Stock Option, (ii) two-ninths (2/9) of the shares of Common Stock subject to such Nonqualified Stock Option on the second
                  (2nd) anniversary of the date of award of such Nonqualified Stock Option, (iii) two-ninths (2/9) of the shares of Common Stock subject to such Nonqualified Stock Option on the third
                  (3rd) anniversary of the date of award of such Nonqualified Stock Option, and (iv) the remaining three-ninths (3/9) of the shares of Common Stock subject to such Nonqualified Stock Option on the seventh (7th) anniversary of the date of award of such Nonqualified Stock Option; provided, however, that notwithstanding the foregoing, a Nonqualified Stock Option granted to an Eligible Employee who is not an officer of the Corporation or a Related Entity (as determined by the Administrator) shall vest not less than 20% per year; and

         (c) Nonqualified Stock Options - Non-Employees. Subject to continued service as provided in Section 2.6, a Nonqualified Stock Option awarded to any Other Eligible Person who is not regularly employed on a salaried basis with such Corporation or a Subsidiary thereof and who the Administrator determines has a direct and significant effect on the financial development of the Corporation or any Subsidiary shall be vested and exercisable as to (i) two-ninths (2/9) of the shares of Common Stock subject to such Nonqualified Stock Option on the first (1st) anniversary of the date of award of such Nonqualified Stock Option, (ii) two-ninths (2/9) of the shares of Common Stock subject to such Nonqualified Stock Option on the second (2nd) anniversary of the date of award of such Nonqualified Stock Option, (iii) two-ninths (2/9) of the shares of Common Stock subject to such Nonqualified Stock Option on the third (3rd) anniversary of the date of award of such Nonqualified Stock Option, and (iv) the remaining three-ninths (3/9) of the shares of Common Stock subject to such Nonqualified Stock Option on the seventh (7th) anniversary of the date of award of such Nonqualified Stock Option.

         As used throughout this Plan, "Time Vesting Option" means any Option issued pursuant to this Plan and described in clauses (a)(i), (ii) or (iii) or
(b)(i), (ii) or (iii) or (c)(i), (ii) or (iii) of this Section 2.2.1.

         As used throughout this Plan, "Performance Vesting Option" means any Option issued pursuant to this Plan and described in clauses (a)(iv) or (b)(iv) or (c)(iv) of this Section 2.2.1.

         2.2.2. TERM. Each Option shall expire not more than 10 years after its date of grant. Each Option will be subject to earlier termination as provided in or pursuant to Sections 2.6 or 3.2.

         2.2.3. EXERCISE PROCEDURE. Any exercisable Option will be deemed to be exercised when the Corporation receives each of (a) written notice of such exercise from the Participant (on a form and in such manner as may be required by the Administrator) and (b) any and all required payments made in accordance with Section
                  2.3.2 and Section 3.10, (c) any written statement required pursuant to Section 3.9, and (d) any other document that the Administrator deems necessary or desirable.

         2.2.4. FRACTIONAL SHARES/MINIMUM ISSUE. Fractional share interests will be disregarded. The Administrator, however, may determine that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests. No fewer than 100 shares may be purchased on exercise of any Option at one time unless the number purchased is the total number at the time available for purchase under the Option.

2.3      OPTION PRICE.

         2.3.1.   PRICING LIMITS. Subject to the following provisions of this
                  Section 2.3.1, the Administrator will determine the purchase price per share of the Common Stock covered by each Option (the "exercise price" of the Option) at the time of the grant of the Option, which purchase price will be set forth in the applicable Option Agreement. In no case will the exercise price of an Option be less than the greater of:

                  (a) in the case of a Nonqualified Stock Option and subject to clause (c) below, 85% of the Fair Market Value of the Common Stock on the date of grant;

                  (b) in the case of an Incentive Stock Option and subject to clause (c) below, 100% of the Fair Market Value of the Common Stock on the date of grant; or

                  (c) in the case of an Option (incentive or nonqualified) granted to a Participant described in Section 2.5, 110% of the Fair Market Value of the Common Stock on the date of grant.

         2.3.2. PAYMENT PROVISIONS. The Corporation will not be obligated to deliver certificates for the shares of Common Stock to be purchased on exercise of an Option unless and until it receives full payment of the exercise price therefor, all related withholding obligations under Section 3.10 have been satisfied, and all other conditions to the exercise of the Option set forth herein or in the Option Agreement have been satisfied. The purchase price of any shares of Common Stock purchased on exercise of an Option must be paid in full at the time of each purchase in one or a combination of the following methods:

                  (a)      in cash or by electronic funds transfer;

                  (b) by personal, certified or cashier's check payable to the order of the Corporation; or

                  (c) by the delivery of shares of Common Stock already owned by the Participant; provided that the Administrator may, in its absolute discretion, limit the Participant's ability to exercise an Option by delivering previously owned shares, and any shares of Common Stock delivered that were initially acquired from the Corporation upon exercise of a stock option or otherwise must have been owned by the Participant at least 6 months as of the date of delivery.

                  Shares of Common Stock used to satisfy the exercise price of an Option will be valued at their Fair Market Value on the day preceding the date of the exercise of the Option.

2.4      LIMITATIONS ON GRANT AND TERMS OF INCENTIVE STOCK OPTIONS.

         2.4.1. $100,000 LIMIT. To the extent that the aggregate Fair Market Value of stock with respect to which Incentive Stock Options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to Incentive Stock Options under all other plans of the Corporation or a Related Entity, such options will be treated as Nonqualified Stock Options. For this purpose, the Fair Market Value of the stock subject to options will be determined as of the date the options were awarded. In reducing the number of options treated as Incentive Stock Options to meet the $100,000 limit, the most recently granted Options will be reduced (recharacterized as Nonqualified Stock Options) first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

         2.4.2. OTHER CODE LIMITS. Incentive Stock Options may only be granted to employees of the Corporation or a Related Entity that satisfy the eligibility requirements of the Code. Any Option Agreement relating to Incentive Stock Options will contain or shall be deemed to contain such other terms and conditions as from time to time are required in order that the Option be an "incentive stock option" as that term is defined in Section 422 of the Code.

         2.4.3. ISO NOTICE OF SALE REQUIREMENT. Any Participant who exercises an Incentive Stock Option shall give prompt written notice to the Corporation of any sale or other transfer of the shares of Common Stock acquired on such exercise if the sale or other transfer occurs (a) within one year after the exercise date of the Option, or (b) two years after the grant date of the Option.

2.5 LIMITS ON 10% HOLDERS. No Option may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding stock of the Corporation (or a parent or subsidiary of the Corporation) possessing more than 10% of the total combined voting power of all classes of stock of the Corporation (or a parent or subsidiary of the Corporation), unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option and, in the case of an Incentive Stock Option granted to such a person, such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

2.6 EFFECTS OF TERMINATION OF EMPLOYMENT; TERMINATION OF SUBSIDIARY STATUS; DISCRETIONARY PROVISIONS.

         2.6.1. DISMISSAL FOR CAUSE. Unless otherwise provided in the Option Agreement and subject to earlier termination pursuant to or as contemplated by Section 2.2.2 or 3.2, if a Participant's employment with, retention of services by, or directorship of, as applicable, the Corporation or a Related Entity is terminated for Cause, the Participant's Option (regardless of whether such Option has been transferred pursuant to Section 1.5) will terminate immediately, whether or not the Option is then vested and/or exercisable, and the Participant (and any such transferee

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

                  pursuant to Section 1.5), shall immediately forfeit all rights under such Option, except as to shares of stock already purchased thereunder.

         2.6.2. DISABILITY. If a Participant's employment with, retention of services by or directorship of, as applicable, the Corporation or a Related Entity terminates because of his Disability, such Participant, his Personal Representative or any permitted transferee of such Participant pursuant to Section 1.5 hereof, shall have the right to exercise the Option, to the extent vested and exercisable on such termination date, in accordance with its terms at any time and from time to time within one
                  (1) year after the date of such termination unless a shorter or longer period is expressly provided in such Option Agreement (or other contract as agreed to between the Corporation or a Subsidiary and the Participant) or established by the Administrator pursuant to Section 3.2.2, but in no event less than six (6) months after the date of such termination or after the expiration date of the Option; provided, however, that in the case of an Incentive Stock Option, the Participant or his legal representative shall have no more than one (1) year after such termination of the Participant's employment to exercise such Option, to the extent it was vested and exercisable upon such termination date. The Option, to the extent not vested and exercisable upon the Participant's termination date, shall terminate upon such termination date and no further vesting shall occur thereafter with regard to any portion of the Option.

         2.6.3. DEATH. If a Participant's employment with, retention of services by, or directorship of, as applicable, the Corporation or a Related Entity terminates due to the death of such Participant, the Participant's Beneficiary or any permitted transferee of such Participant pursuant to Section
                  1.5 hereof, shall have the right to exercise the Option to the extent vested and exercisable on the date of such Participant's death, in accordance with its terms at any time and from time to time within one (1) year after the date of such Participant's death unless a shorter or longer period is expressly provided in such Option Agreement (or other contract as agreed to between the Corporation or a Subsidiary and the Participant) or established by the Administrator pursuant to
                  Section 3.2.2, but in no event less than six (6) months after the date of such termination or after the expiration date of the Option. The Option, to the extent not vested and exercisable upon the Participant's termination date, shall terminate upon such termination date and no further vesting shall occur thereafter with regard to any portion of the Option.

         2.6.4. OTHER TERMINATION OF EMPLOYMENT: If a Participant's employment with, retention of services by, or directorship of, as applicable, the Corporation or a Related Entity terminates for any reason other than those specified in Sections 2.6.1, 2.6.2 or 2.6.3 above, such Participant, or any permitted transferee of such Participant pursuant to Section 1.5 hereof, shall have the right to exercise the Option to the extent vested and exercisable on such termination date, in accordance with its terms, within 90 days after the date of such termination, unless a shorter or longer period is expressly provided in such Option Agreement (or other contract as agreed to between the Corporation or a Subsidiary and the Participant) or established by the Administrator pursuant to Section 3.2.2 (but in no event less than thirty (30) days after the date of such termination or after the expiration date of the Option); provided, however, that in the case of an Incentive Stock Option, the Participant shall have no more than three (3) months after the termination of the Participant's employment to exercise such Option, to the extent it was vested and exercisable upon such termination date. The Option, to the extent not vested and exercisable upon the Participant's termination date, shall terminate upon such termination date and no further vesting shall occur thereafter with regard to any portion of the Option.

         2.6.5. EVENTS NOT DEEMED A TERMINATION OF EMPLOYMENT. Unless the Corporation or a Related Entity policy or the Administrator otherwise provides, a Participant's employment or service relationship with the Corporation or Related Entity shall not be considered terminated solely due to any sick leave, military leave, or any other leave of absence authorized by the Corporation, Related Entity or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any Participant on an approved leave of absence, continued vesting of the Option while on leave from the employ of or service with the Corporation or Related Entity will be suspended until the Participant returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an Option be exercised after the expiration of the term of the Option set forth in the Option Agreement.

         2.6.6. EFFECT OF CHANGE OF ENTITY STATUS. For purposes of this Plan and any Option, if an entity ceases to be a Related Entity, a termination of employment or service will be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Corporation or Related Entity.

         2.6.7. ADMINISTRATOR DISCRETION. Notwithstanding the foregoing provisions of this Section 2.6, in the event of, or in anticipation of, a termination of employment or service with the Corporation or Related Entity for any reason, other than a discharge for Cause, the Administrator may accelerate the vesting and exercisability of all or a portion of the Participant's Option, and/or, subject to the provisions of Sections 2.2.2 and 3.2, extend the exercisability period of the Participant's Option upon such terms as the Administrator determines and expressly sets forth in or by amendment to the Option Agreement.

         2.6.8. TERMINATION OF CONSULTING OR AFFILIATE SERVICES. If the Participant is not an Eligible Employee or a director of the Corporation, and provides services as an Other Eligible Person, the Administrator shall be the sole judge of whether the Participant continues to render services to the Corporation or Related Entity, unless a written contract or the Option Agreement otherwise provides. If, in these circumstances, the Corporation or Related Entity notifies the Participant in writing that a termination of the Participant's services to the Corporation or Related Entity has occurred for purposes of this Plan, then (unless the contract or the Option Agreement otherwise expressly provides), the Participant's

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

                  termination of services with the Corporation or Related Entity for purposes of this Plan shall be the date which is 10 days after the Corporation's or Related Entity's mailing of the notice or, in the case of a termination for Cause, the date of the mailing of the notice.

2.7 OPTION REPRICING/CANCELLATION AND REGRANT/WAIVER OF RESTRICTIONS. Subject to Section 1.4 and Section 3.11 and the specific limitations on Options contained in this Plan, the Administrator from time to time may authorize, generally or in specific cases only, for the benefit of any Eligible Person, any adjustment in the exercise price, the vesting schedule, the number of shares subject to, or the term of, an Option granted under this Plan by cancellation of an outstanding Option held by such Eligible Person and a subsequent regranting of the Option, by amendment, by substitution of an outstanding Option, by waiver or by other legally valid means. Such amendment or other action may result in, among other changes, an exercise price that is higher or lower than the exercise price of the original or prior Option, provide for a greater or lesser number of shares of Common Stock subject to the Option, or provide for a longer or shorter vesting or exercise period.

2.8 OPTIONS IN SUBSTITUTION FOR STOCK OPTIONS GRANTED BY OTHER CORPORATIONS. Options may be granted to Eligible Persons under this Plan in substitution for employee stock options granted by other entities, in connection with a distribution, merger or reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or Related Entity, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity.

3.       OTHER PROVISIONS.

3.1      RIGHTS OF ELIGIBLE PERSONS, PARTICIPANTS AND BENEFICIARIES.

         3.1.1. EMPLOYMENT STATUS. Status as an Eligible Person will not be construed as a commitment that any Option will be granted under this Plan to an Eligible Person or to Eligible Persons generally.

         3.1.2. NO EMPLOYMENT/SERVICE CONTRACT. Nothing contained in this Plan (or in any other documents under this Plan or related to any Option) shall confer upon any Eligible Person or Participant any right to continue in the employ or other service of the Corporation or Related Entity, constitute any contract or agreement of employment or other service or affect an employee's status as an employee at will, nor shall interfere in any way with the right of the Corporation or Related Entity to change such person's compensation or other benefits, or to terminate his or her employment or other service, with or without cause at any time. Nothing in this Section 3.1.2, or in Section 3.2.2 or 3.18, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract. An Option Agreement shall not constitute a contract of employment or service.

         3.1.3. PLAN NOT FUNDED. Amounts payable in respect of Options granted under this Plan will be payable in shares of Common Stock or from the general assets of the Corporation, and (except as provided in Section 1.4.3) no special or separate reserve, fund or deposit will be made to assure payment of such Options. No Participant, Beneficiary or other person will have any right, title or interest in any fund or in any specific asset (including shares of Common Stock) of the Corporation or Related Entity by reason of any Option hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or Related Entity and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Option hereunder, such right will be no greater than the right of any unsecured general creditor of the Corporation or Related Entity.

         3.1.4. CHARTER DOCUMENTS. The Articles of Incorporation and By-Laws of the Corporation, as either of them may lawfully be amended from time to time, may provide for additional restrictions and limitations with respect to the Common Stock (including additional restrictions and limitations on the voting or transfer of Common Stock) or priorities, rights and preferences as to securities and interests prior in rights to the Common Stock. To the extent that these restrictions and limitations are greater than those set forth in this Plan or any Option Agreement, such restrictions and limitations shall apply to any shares of Common Stock acquired pursuant to the exercise of Options and are incorporated herein by this reference.

3.2      ADJUSTMENTS; ACCELERATION.

         3.2.1. ADJUSTMENTS. Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation or other reorganization; any split-up; spin-off, or similar extraordinary dividend distribution ("spin-off") in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of substantially all the assets of the Corporation as an entirety ("asset sale"); then the Administrator shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

                  (a) proportionately adjust any or all of (1) the number of shares of Common Stock or the number and type of other securities that thereafter may be made the subject of Options (including the specific maxima and numbers of shares set forth elsewhere in this Plan),
                           (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Options, (3) the grant, purchase, or exercise price of any or all outstanding Options, or (4) the securities, cash or other property deliverable upon exercise or vesting of any outstanding Options, or

                  (b) make provision for a settlement by a cash payment or for the substitution or exchange of any or all outstanding Options for cash, securities or other property (or for other awards) based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

                  The Administrator may adopt such valuation methodologies for outstanding Options as it deems reasonable in the event of a cash, securities or other property settlement. In the case of Options, but without limitation on other methodologies, the Administrator may base such settlement solely upon the excess (if any) of the amount payable upon or in respect of such event over the exercise price of the Option to the extent of the then vested and exercisable shares subject to the Option.

                  The Administrator may make adjustments to and/or accelerate the exercisability of Options in a manner that disqualifies the Options as Incentive Stock Options without the written consent of the Option holders affected thereby.

                  In any of such events, the Administrator may take such action prior to such event to the extent that the Administrator deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally.

         3.2.2.   ACCELERATION OF OPTIONS UNDER CERTAIN CIRCUMSTANCES.

                  (a)      Time Vesting Option Acceleration. Subject to Sections
                           3.2.3 through 3.2.5 and the applicable Option Agreement, upon (or, as may be necessary to effectuate the purposes of this acceleration, immediately prior to) the consummation of a Liquidity Event, each Time Vesting Option will become immediately vested and exercisable; provided, however, that the Administrator reserves the right, prior to a Liquidity Event, to determine that certain or all benefits under any or all Time Vesting Options will not accelerate and/or establish a different time in respect of such event for such acceleration.

                  (b) Determination of IRR; Acceleration of Performance Vesting Options.

                           (i) Unless the vesting of Performance Vesting Options shall be accelerated in the sole discretion of the Administrator, the vesting of the Performance Vesting Options shall accelerate and the Performance Vesting Options shall become exercisable as provided in this Section 3.2.2(b). On the date of a Liquidity Event, or as promptly thereafter as practicable, the Administrator shall determine in good faith the IRR on the Common Stock in accordance with the following:

                                    (A)      if the Liquidity Event is a Sale of
                                             the Corporation structured as a
                                             sale of equity interests, then the
                                             IRR on the Common Stock shall be
                                             determined on the basis of the Net
                                             Proceeds actually received by the
                                             holders of the Common Stock in such
                                             sale of equity interests;

                                    (B)      if the Liquidity Event is a Sale of
                                             the Corporation structured as a
                                             sale of assets, then the IRR shall
                                             be determined on the basis of the
                                             pro forma Net Proceeds which would
                                             be distributed to the holders of
                                             the Common Stock if the
                                             Corporation, as applicable, was
                                             liquidated immediately following
                                             the consummation of such asset
                                             sale; and

                                    (C)      if the Liquidity Event is a
                                             Qualified Market Cap, then the IRR
                                             on the Common Stock shall be
                                             determined as if the amount
                                             determined under clause (ii) of the
                                             definition of Net Proceeds was
                                             distributed to the holders of
                                             Common Stock of the Corporation.

                           All decisions by the Administrator with respect to any determination of IRR shall be final and binding on all such Participants.

                           (ii) Subject to Section 3.2.2(b)(iii) below, on the date of a Liquidity Event, the Administrator shall determine whether the Target IRR has been achieved for the date on which such Liquidity Event occurs (after giving effect to all shares of Common Stock issuable pursuant to Time Vesting Options which have vested in accordance with any Option Agreement).

                                    If the Administrator determines that the Target IRR has been achieved upon (or, as may be necessary to effectuate the purposes of this acceleration, immediately prior to) the consummation of a Liquidity Event, all Performance Vesting Options under Option Agreements entered into by the Corporation prior to the Liquidity Event which can be vested without reducing the IRR in connection with the Liquidity Event below the Target IRR shall immediately become vested Options (it being understood that such vesting shall be allocated on a pro rata basis among all Option Agreements based on the number of Performance Vesting Options subject to each Option Agreement); provided, however, that the Administrator reserves the right, prior to a Liquidity Event, to determine that certain or all benefits under any or all Performance Vesting Options will not accelerate and/or establish a different time in respect of such event for such acceleration.

                                    If the Net Proceeds per share of Common
                                    Stock are less than the Target IRR for the date on which such Liquidity Event occurs, no acceleration of the vesting of Performance Vesting Options shall occur and all Performance Vesting Options shall automatically terminate.

                           (iii) All Performance Vesting Options that vest pursuant to this Section 3.2.2(b) shall remain exercisable, subject to Section 3.5 and other applicable provisions of this Plan, until the expiration of the applicable Option term. Anything contained in this
                                    Section 3.2.2(b) to the contrary
                                    notwithstanding, with respect to each
                                    Participant holding Performance Vesting
                                    Options, no unvested Performance Vesting
                                    Options shall vest and become exercisable pursuant to this Section 3.2.2(b) at any time after the termination of such Participant's employment with, retention of services by, or directorship of, as applicable, the Corporation or a Related Entity.

                  (c) Administrator Discretion. The Administrator may override the limitations on acceleration in this
                           Section 3.2.2 by express provision in the Option Agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the Option Agreement or otherwise, in such circumstances as the Administrator may approve. Any acceleration of Options will comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances otherwise require, may be deemed by the Administrator to occur (subject to Sections 3.2.4 through 3.2.5) not more than 30 days before or only upon the consummation of the event. Any acceleration of an Incentive Stock Option may disqualify the Option as an Incentive Stock Option and does not require the written consent of the holder of the Option, whether or not the holder is adversely affected thereby.

         3.2.3. POSSIBLE EARLY TERMINATION OF ACCELERATED OPTIONS. Without any limitation on the Administrator's authority under Section 3.2.1, if the vesting of any Option under this Plan has been fully accelerated as required or permitted by Section 3.2.2 (or would have been fully accelerated but for Section 3.2.5) but is not exercised prior to (a) a dissolution of the Corporation, (b) an event described in Section 3.2.1 that the Corporation does not survive, or (c) the consummation of a Sale of the Corporation, the Option shall terminate, subject to any provision that has been expressly made by the Board or the Administrator for the survival, substitution, assumption, exchange or other settlement of the Option.

         3.2.4. POSSIBLE RESCISSION OF ACCELERATION. If the vesting of an Option has been accelerated in anticipation of an event or upon stockholder approval of an event and such event does not occur in the timeframe anticipated by the Administrator or the Board, the Administrator or the Board may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested Options.

         3.2.5. GOLDEN PARACHUTE LIMITATIONS. Unless otherwise specified in an Option Agreement or otherwise authorized by the Board in the specific case, no vesting of an Option will be accelerated or grant of an Option shall be made under this Plan to an extent or in a manner that would result in payments that are not fully deductible by the Corporation or Related Entity, as applicable, for federal income tax purposes because of Section 280G of the Code. If a Participant would be entitled to benefits or payments hereunder and under any other plan or program that would constitute "parachute payments" as defined in Section 280G of the Code, then the Participant may by written notice to the Corporation designate the order in which such parachute payments will be reduced or modified so that the Corporation or Related Entity, as applicable, is not denied any federal income tax deductions for any "parachute payments" because of Section 280G of the Code.

3.3      LOCK-UP AGREEMENT.

         Neither the Participant nor any permitted transferee may offer or Transfer (or agree to offer or Transfer) Shares during the period commencing as of 14 days prior to and ending one year, or such lesser period of time as the relevant underwriters and the Board may agree (it being intended that the length of each period reflect market practice at the time the length of such period is determined), after the effective date of a registration statement covering any public offering of the Corporation's securities of which the Participant has notice. (The term "Participant" includes, where the context so requires, any permitted direct or indirect transferee of the Participant.) The Participant shall agree and consent to the entry of stop transfer instructions with the Corporation's transfer agent against the Transfer of the Corporation's securities beneficially owned by the Participant and shall conform the limitations hereunder and under the Participant's exercise agreement by agreement with and for the benefit of the relevant underwriters by a lock-up agreement or other agreement in customary form. Notwithstanding anything else herein to the contrary, this Section 3.3 shall not be construed so as to prohibit the Participant from participating in a registration or a public offering of the Common Stock with respect to any shares which he or she may hold at that time; provided, however, that such participation shall be at the sole discretion of the Board.

3.4      CALL RIGHT.

         3.4.1.   CALL RIGHT. Subject to the terms and conditions of this
                  Section 3.4, the Corporation shall have the right (the "CALL RIGHT") (but not the obligation) to repurchase in one or more transactions in connection with the Participant's termination of employment, services agreement (whether written or oral) or directorship for any reason at any time, and the Participant (or any permitted transferee) shall be obligated to sell all or any portion (at the Corporation's option) any of the Shares to the Corporation (and/or its designees), at the Repurchase Price. To exercise the Call Right, the Corporation must give written notice thereof to the Participant (the "CALL NOTICE") within 90 days from the date of termination of the Participant's employment or service (or within 90 days of the exercise of the Option in the case of Shares acquired upon exercise of an Option after the date of termination). The Call Notice is irrevocable by the Corporation and shall (a) be in writing and signed by an authorized officer of the

                  Corporation, (b) set forth the Corporation's intent to exercise the Call Right and state the total number of Shares to be sold to the Corporation pursuant to the Call Right and the Repurchase Price, and (c) be mailed or delivered in accordance with the notice provisions of the Option Agreement. Notwithstanding anything to the contrary contained herein, repurchases pursuant to the Call Right may only be consummated with respect to Shares owned by the Participant for at least six months after the date the Shares were acquired on exercise of the Option.

         3.4.2. REPURCHASE PRICE. The price per Share to be paid by the Corporation upon settlement of the Corporation's Call Right (the "REPURCHASE PRICE") shall (i) in the case of a termination (A) for Cause at any time or (B) due to the Participant's voluntary resignation for any reason on or prior to the fifteenth (15th) anniversary of the applicable Option grant, equal the price paid per Share by the Participant, and
                  (ii) in the case of a termination (I) without Cause at any time, (II) due to the Participant's death or Disability at any time or (III) the Participant's voluntary resignation for any reason following the fifteenth (15th) anniversary of the applicable Option grant, equal the Fair Market Value of a Share determined as of the date of the Call Notice. Notwithstanding the foregoing, the Repurchase Price for Shares held by a Participant who is a non-officer employee of the Corporation or a Related Entity (as determined by the Administrator) shall be the Fair Market Value of such Shares.

         3.4.3. CLOSING. The purchase price shall be paid by the Corporation (or, if applicable, its designee) in cash (by wire transfer of immediately available funds or by check). The closing of such purchase shall be on a date to be specified by the Corporation, such date to be no later than 30 days after the date of the Call Notice. At such closing, the Participant shall deliver to the Corporation, free and clear of all Liens, the certificates or instruments evidencing the Shares being purchased, duly endorsed (or accompanied by duly executed stock powers) and otherwise in good form for delivery, against payment of the purchase price by the Corporation (or, if applicable, its designee). No adjustments (other than pursuant to Section 3.2 of this Plan) shall be made to the purchase price for fluctuations in the Fair Market Value of the Common Stock after the date of the Call Notice.

         3.4.4. ASSIGNMENT. Notwithstanding anything to the contrary, the Corporation may assign any or all of its rights under this
                  Section 3.4 to one or more stockholders of the Corporation.

         3.4.5. TERMINATION OF CALL RIGHT. The Corporation's Call Right shall terminate to the extent that it is not exercised prior to the Public Offering Date.

3.5      SALE OF THE CORPORATION.

         3.5.1. Except as otherwise expressly provided in a particular Option Agreement, if a Sale of the Corporation is proposed to be effected, then the Corporation (and/or its designees) shall have the right (but not the obligation) to purchase (the "PURCHASE OPTION") (A) any or all Options for an amount of consideration equal to the amount that could have been attained upon the exercise of the Options which are exercisable at such time (or made exercisable pursuant to Sections 3.2.2 or 3.2.3 hereof) and the sale of such Shares pursuant to clause (B) below, less the exercise price, and less the Holdback Amount, if any, and/or
                  (B) any or all Shares for an amount of consideration equal to the product of (x) the fair market value per share as determined by the Administrator based on the consideration received in the Sale of the Corporation (with consideration given to the structure and terms and conditions of the transaction, including any escrows or indemnities) (less the Holdback Amount, if any), and (y) the number of Shares which are being purchased.

         3.5.2. The Corporation (or, if applicable, its designee) shall give notice in writing to the Participant (or any permitted transferee) of the exercise of the Purchase Option at least 10 days prior to the proposed date of consummation of the Sale of the Corporation (the "PURCHASE OPTION NOTICE"). The Purchase Option Notice shall state the number of Options and/or Shares to be purchased and the estimated Purchase Option price as set forth in 3.5.1 above.

         3.5.3. At least five (5) days prior to the consummation of the Sale of the Corporation, the Participant (or any permitted transferee) shall deliver to the Corporation free and clear of all Liens the certificate duly endorsed (or accompanied by duly executed stock powers) or instrument, as applicable, representing the Option or Shares subject to the Purchase Option. Within five (5) business days after the consummation of the Sale of the Corporation, the Purchase Option price (net of the Holdback Amount, if any, shall be paid by the Corporation (or, if applicable, its designee) to the Participant for the Options and/or Shares; provided, that with respect to such Options and/or Shares, the Holdback Amount, if any, shall be paid to the Participant in accordance with the terms and conditions of the Transaction Documents.

         3.5.4. The Corporation and the Participant (or any permitted transferee) will promptly perform, whether before or after any such closing, such additional acts (including, without limitation, executing and delivering additional documents) as are reasonably required by either such party to effect more fully the transactions contemplated by this Section 3.5.

         3.5.5. The Corporation's Purchase Option shall terminate to the extent that it is not exercised prior to the Public Offering Date.

3.6      DRAG-ALONG RIGHTS.

         3.6.1. APPLICABILITY. In connection with any Transfer to any non-Affiliate by CEH (the "SELLING STOCKHOLDER") of the shares of Common Stock representing more than 50% of the Common Stock then held by CEH (a "SIGNIFICANT SALE"), the Selling Stockholder shall provide written notice to each Participant (or any permitted transferee) (each, a "CO-SELLER") in accordance with Section 3.6.3. Each Co-Seller shall consent to (if such consent is required) and raise no objections against the Significant Sale, and if the Significant Sale is structured as (i) a merger or consolidation of the Corporation, or a sale of all or substantially all of the Corporation's assets, each Co-Seller shall agree to, and hereby agrees to, waive any dissenters' rights, appraisal rights or similar rights in connection with such merger, consolidation or asset sale, or (ii) a sale of shares, each Co-Seller shall agree to, and hereby agrees to, sell a pro rata percentage (equal to the percentage of shares proposed to be sold by the Selling Stockholder relative to the aggregate number of Shares acquired or subject to Options outstanding that are exercisable (or made exercisable pursuant to Section
                  3.2.2 hereof) by the optionee) of their Shares on the terms and conditions approved by the Selling Stockholder and in each such instance shall agree, and hereby agrees, to waive any claims any Co-Seller may have against the Board and the constituents of the Selling Stockholder in connection with the Significant Sale. The Co-Sellers shall take all necessary and desirable actions in connection with the consummation of the Significant Sale, including obtaining the consent of the Board, if necessary, to the Significant Sale and the execution of such agreements and such instruments and other actions reasonably necessary to provide customary representations, warranties, indemnities, and escrow arrangements relating to such Significant Sale.

         3.6.2.   CONDITIONS. The obligations of the Co-Sellers pursuant to this
                  Section 3.6.2 are also subject to the satisfaction of the following conditions:

                  (a) if any holders of a class are given an option as to the form and amount of consideration to be received, all holders of such class shall be given the same option;

                  (b) neither the Selling Stockholder nor the Co-Sellers shall be obligated to (i) make any out-of-pocket expenditure prior to the consummation of the Significant Sale (excluding modest expenditures for postage, copies, etc.) and (ii) pay any portion (or shall be entitled to be reimbursed by the Corporation for that portion paid) that is more than its pro rata share (based upon the amount of consideration received) of reasonable expenses incurred in connection with a consummated Significant Sale, to the extent such costs are incurred for the benefit of all holders of shares of Common Stock and are not otherwise paid by the Corporation or the acquiring party (costs incurred by or on behalf of a holder of shares of Common Stock for its sole benefit will not be considered costs of the transaction hereunder), provided, that a Co-Seller's liability for such expenses shall not exceed the total consideration received by such Co-Seller for its shares of Common Stock; and

                  (c) neither the Selling Stockholder nor the Co-Sellers shall be required to provide any representations, warranties or indemnities in connection with the Significant Sale, other than those contemplated by
                           Section 3.6 and those representations, warranties and indemnities concerning each seller's valid ownership of Shares, free and clear of all Liens, claims and other encumbrances (other than those arising under applicable securities laws and those attributable to actions by the purchasers thereof), and each seller's authority, power, and right to enter into and consummate such purchase, merger, exchange or other agreement without violating any other agreement. Any indemnity required to be provided by the Selling Stockholder and each Co-Seller shall be several and not joint.

         3.6.3. NOTICE OF SIGNIFICANT SALE. The Selling Stockholder shall give each Co-Seller at least 10 days' prior written notice of any Significant Sale as to which the Selling Stockholder intends to exercise its rights under this Section 3.6. If the Selling Stockholder elects to exercise its rights under this Section 3.6, the Co-Sellers shall take such actions as may be reasonably required and otherwise cooperate in good faith with the Selling Stockholder in connection with consummating the Significant Sale (including, without limitation, the voting of any Shares to approve such Significant Sale). At the closing of such Significant Sale, each Co-Seller shall deliver certificates for all Shares to be sold by such Co-Seller, duly endorsed for transfer to the purchaser against payment of the appropriate purchase price.

3.7      CO-SALE RIGHTS.

         3.7.1. If CEH receives an offer (the "Offer") to Transfer more than 50% of the Common Stock then held by CEH to any Person other than an Affiliate (the "Co-Sale Offeror") and CEH does not exercise its rights pursuant to Section 3.6, the parties hereto shall comply with the following procedures:

                  (a) CEH shall, at least twenty (20) Business Days before such Transfer, deliver a written notice (the "Co-Sale Notice") to each Participant that sets forth (i) the number of shares of Common Stock to which the Offer relates, (ii) the name of the proposed Co-Sale Offeror, (iii) the proposed amount and type of consideration (including if the consideration consists in whole or in part of non-cash consideration such information available to CEH as may be reasonably necessary for the Participant to properly analyze the economic value and investment risk of such non-cash consideration) and, (iv) the terms and conditions of payment that the Co-Sale Offeror intends to accept.

                  (b) CEH shall not Transfer any Common Stock to the Co-Sale Offeror unless each of the Participants is offered the opportunity to Transfer simultaneously a number of shares of Common Stock equal to its Pro Rata Amount to which the offer to CEH relates and on the same terms and conditions (including price).

                  (c) Within ten (10) days after delivery of the Co-Sale Notice each Participant may elect to participate in the proposed Transfer by delivering to CEH a notice (the "Tag-Along Notice") specifying the type and number of shares of Common Stock (up to his or her Pro Rata Amount, as determined in accordance with Section 3.7.1(b) above with respect to which such Participant shall exercise his, her or its rights under Section 3.7 and the number of shares of Common Stock to be Transferred to the Co-Sale Offeror by CEH shall be reduced accordingly.

                  (d) Any shares of Common Stock requested to be included in any Tag-Along Notice shall be Transferred at the same time and on the same terms and conditions (including price). If such Transfer is not made within 60 days from delivery of the Co-Sale Notice, the provisions of this Section 3.7 shall again become effective with respect to the proposed Transfer.

3.8      NO STOCKHOLDER RIGHTS FOLLOWING EXERCISE OF A CALL OR REPURCHASE.

         If the Participant (or any permitted transferee) holds Shares as to which the Call Right or Purchase Option has been exercised (in connection with the termination of the Participant's employment or otherwise), the Participant shall be entitled to the value of such Shares in accordance with the provisions of Section 3.4 or Section 3.5, as applicable, but (unless otherwise required by law) shall no longer be entitled to participation in the Corporation or other rights as a stockholder with respect to the Shares subject to the call or repurchase. To the maximum extent permitted by law, the Participant's rights following the exercise of the Call Right or Purchase Option shall, with respect to the call or repurchase and the Shares covered thereby, be solely the rights that he or she has as a general creditor of the Corporation to receive payment of the amount specified in Section 3.4 or Section 3.5 as applicable.

3.9      COMPLIANCE WITH LAWS.

         3.9.1. GENERAL. This Plan, the granting and vesting of Options under this Plan, and the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under Options are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation, provide such assurances and representations to the Corporation as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

         3.9.2. COMPLIANCE WITH SECURITIES LAWS. No Participant shall sell, pledge or otherwise transfer shares of Common Stock acquired pursuant to an Option or any interest in such shares except in accordance with the express terms of this Plan and the applicable Option Agreement. Any attempted transfer in violation of this Section 3.9 shall be void and of no effect. Without in any way limiting the provisions set forth above, no Participant shall make any disposition of all or any portion of shares of Common Stock acquired or to be acquired pursuant to an Option, except in compliance with all applicable federal and state securities laws and unless and until:

                  (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                  (b) such disposition is made in accordance with Rule 144 under the Securities Act; or

                  (c) such Participant notifies the Corporation of the proposed disposition and furnishes the Corporation with a statement of the circumstances surrounding the proposed disposition, and, if requested by the Corporation, furnishes to the Corporation an opinion of counsel acceptable to the Corporation's counsel, that such disposition will not require registration under the Securities Act and will be in compliance with all applicable state securities laws.

                  Notwithstanding anything else herein to the contrary, the Corporation or a Related Entity has no obligation to register the Common Stock or file any registration statement under either federal or state securities laws, nor does the Corporation or a Related Entity make any representation concerning the likelihood of a public offering of the Common Stock or any other securities of the Corporation.

         3.9.3. SHARE LEGENDS. All certificates evidencing shares of Common Stock issued or delivered under this Plan shall bear the following legends and/or any other appropriate or required legends under applicable laws:

                  "OWNERSHIP OF THIS CERTIFICATE, THE SHARES EVIDENCED BY THIS CERTIFICATE AND ANY INTEREST THEREIN ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFER UNDER APPLICABLE LAW AND UNDER AGREEMENTS WITH THE CORPORATION, INCLUDING RESTRICTIONS ON SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION."

                  "THE SHARES ARE SUBJECT TO THE CORPORATION'S TRANSFER RESTRICTIONS AND CALL RIGHTS TO REPURCHASE THE SHARES UNDER THE CORPORATION'S STOCK OPTION PLAN AND AGREEMENTS WITH THE CORPORATION THEREUNDER, COPIES OF WHICH ARE AVAILABLE FOR REVIEW AT THE OFFICE OF THE SECRETARY OF THE CORPORATION."

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR IN THE OPINION OF COUNSEL TO THE

                  CORPORATION, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS."

         3.9.4. DELIVERY OF FINANCIAL STATEMENTS. The Corporation shall deliver annually to Participants such financial statements of the Corporation as are required to satisfy applicable securities laws.

         3.9.5. CONFIDENTIAL INFORMATION. Any information relating to the Corporation obtained by Participants in connection with or as a result of this Plan or their Options shall be treated as confidential.

3.10     TAX WITHHOLDING.

         3.10.1. TAX WITHHOLDING. Upon any exercise or payment of any Option or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, the Corporation or Related Entity shall have the right at its option to:

                  (a) require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Corporation or a Related Entity may be required to withhold with respect to such Option event or payment;

                  (b) deduct from any amount payable to the Participant (or Personal Representative or Beneficiary, as the case may be) in cash or equivalent (in respect of an Option or otherwise) the amount of any taxes which the Corporation or a Related Entity may be required to withhold with respect to such Option event or payment; or

                  (c) reduce the number of shares of Common Stock to be delivered by (or otherwise reacquire shares held by the Participant at least 6 months) the appropriate number of shares of Common Stock, valued at their then Fair Market Value, to satisfy the minimum withholding obligation.

                  The Administrator may, in its sole discretion (subject to Section 3.9), grant (either at the time of grant of the Option or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Corporation utilize the withholding offset under clause (c) above.

                  In no event will the value of shares withheld under (c) above exceed the minimum amount of required withholding under applicable law.

3.11     PLAN AND OPTION AMENDMENTS, TERMINATION AND SUSPENSION.

         3.11.1. BOARD AUTHORIZATION. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part, and/or any outstanding Option(s). No Options may be granted during any suspension of this Plan or after termination of this Plan. Unless otherwise expressly provided in this Plan or in an applicable Option Agreement, any Option granted prior to the termination or suspension of this Plan may extend beyond the date of such termination or suspension, and all authority of the Administrator with respect to Options hereunder, including the authority to amend an Option, will continue during any suspension of this Plan and in respect of Options outstanding upon or following the termination of this Plan.

         3.11.2. ADMINISTRATOR AUTHORIZATION. The Administrator may, at any time or from time to time, amend or modify this Plan, in whole or in part, and/or any outstanding Option(s).

         3.11.3. STOCKHOLDER APPROVAL. This Plan and any amendment to this Plan shall be subject to stockholder approval to the extent then required under Section 422 or 424 of the Code or any other applicable law, or deemed necessary or advisable by the Board.

         3.11.4. LIMITATIONS ON AMENDMENTS TO PLAN AND OPTIONS. The Board and the Administrator may, without the written consent of the Participant affected thereby, amend, terminate or suspend this Plan in any manner materially adverse to the Participant's rights or benefits under an outstanding Option or amend the Participant's Option in any manner materially adverse to the Participant's rights or benefits thereunder. Changes contemplated by Section 3.2 do not and will not be deemed to constitute changes or amendments for purposes of this Section 3.11.

3.12 PRIVILEGES OF STOCK OWNERSHIP. Except as otherwise expressly authorized by the Administrator or this Plan or in the Option Agreement, a Participant will not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

3.13 EFFECTIVE DATE OF THE PLAN. This Plan is effective as of March 19, 2004, subject to approval by the shareholders of the Corporation within twelve months after the date the Board approved this Plan.

3.14 TERM OF THE PLAN. Unless earlier terminated by the Board, this Plan will terminate at the close of business on the day before the 10th anniversary of the Effective Date; provided, however, that any Option, the term of which will expire after such date, and any Share held after such date, will continue to be governed by the provisions of this Plan until, in the case of any such Option, such Option terminates, and in the case of any such Share, indefinitely.

3.15     GOVERNING LAW/SEVERABILITY.

         3.15.1. CHOICE OF LAW. This Plan, the Options, all documents evidencing Options and all other related documents will be governed by, and construed in accordance with, the laws of the state of Delaware.

         3.15.2. SEVERABILITY. If it is determined that any provision of this Plan or an Option Agreement is invalid and unenforceable, the remaining provisions of this Plan and/or the Option Agreement, as applicable, will continue in effect provided that the essential economic terms of this Plan and the Option can still be enforced.

3.16 CAPTIONS. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings will not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

3.17 NON-EXCLUSIVITY OF PLAN. Nothing in this Plan will limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

3.18 NO RESTRICTION ON CORPORATE POWERS. The existence of this Plan, the Option Agreements, and the Options granted hereunder, shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the Corporation's or any Subsidiary's capital structure or its business;
         (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary; (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Corporation's capital stock or the rights thereof; (d) any dissolution or liquidation of the Corporation or any Subsidiary;
         (e) any sale or transfer of all or any part of the Corporation or any Subsidiary's assets or business; or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No Participant, Beneficiary or any other person shall have any claim under any Option or Option Agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action. The adoption of this Plan shall not be deemed to give any person a right to be granted any Options.

3.19 OTHER COMPENSATION OR BENEFIT PROGRAMS. Payments and other benefits received by a Participant under an Option made pursuant to this Plan shall not be deemed a part of a Participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator or the Board expressly otherwise provides or authorizes in writing. Options under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or any Subsidiary.

4.       DEFINITIONS.

"ACT" has the meaning set forth in Section 3.6.3.

"ADMINISTRATOR" means, as determined by the Board, (i) the Board, (ii) one or more committees of director(s) of the Corporation appointed by the Board (comprised solely of one or more directors or such greater number of directors as may be required under applicable law), (iii) to the extent permitted by applicable law, any officer(s) of the Corporation appointed by the Board, to administer all or certain aspects of this Plan.

"AFFILIATE" means, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by or is under common control with the Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

"BENEFICIARY" means the person, persons, trust or trusts designated by a Participant, or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Option Agreement and under this Plan if the Participant dies, and means the Participant's executor or administrator if no other Beneficiary is designated and able to act under the circumstances.

"BOARD" means the Board of Directors of the Corporation.

"CALL NOTICE" has the meaning set forth in Section 3.4.1.

"CALL RIGHT" has the meaning set forth in Section 3.4.1.

"CAUSE" means (unless otherwise expressly provided in the applicable Option Agreement, or another applicable contract with the Eligible Employee, such as an employment agreement, that defines such term for purposes of determining the effect that a "for cause" termination has on the Eligible Employee's stock options) a termination of employment or service because of:

                  (a) the Participant's conviction of, or plea of nolo contendere to, a felony or a crime involving moral turpitude; or

                  (b) the Participant's personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule, or regulation (other than minor traffic violations or similar offenses) or breach of a fiduciary duty which involves personal profit, in each case, which adversely impacts or reflects badly on the Corporation or Related Entity as determined by the Board; or

                  (c) the Participant's commission of material mismanagement in the conduct of his duties as assigned to him by (i) the Board or the board of a Related Entity, or (ii) the Participant's supervising officer or officers of the Corporation or Related Entity; or

                  (d) the Participant's willful failure to execute or comply with the policies of the Corporation or Related Entity or his stated duties as established by
                           (i) the Board or the board of a Related Entity, or
                           (ii) the Participant's supervising officer or officers of the Corporation or Related Entity; or

                  (e) with respect to an Other Eligible Person only, the Participant's willfully making any material misrepresentation or willfully omitting to disclose any material fact to the Board or the board of a Related Entity with respect to the business of the Corporation or Related Entity.

A termination for Cause shall be deemed to occur (subject to reinstatement upon a contrary final determination by the Administrator) on the date on which the Corporation or Related Entity first delivers written notice to the Participant of a finding of termination for Cause.

"CEH" means Crunch Equity Holding, LLC.

"CODE" means the Internal Revenue Code of 1986, as amended from time to time.

"COMMON STOCK" means the shares of the Corporation's Common Stock, $0.01 par value, and such other securities or property as may become the subject of Options, or become subject to Options, pursuant to an adjustment made under
Section 3.2 of this Plan.

"COMMON STOCK EQUIVALENTS" means the Common Stock and any rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock, whether such securities are convertible or exchangeable at the time of issuance or upon the passage of time or the occurrence of some future event and whether or not such securities are "in the money" at the time of determination.

"CORPORATION" means Crunch Holding Corp., a Delaware corporation, and its successors.

"CO-SELLER" has the meaning set forth in Section 3.6.1.

"DISABILITY" means a "permanent and total disability" within the meaning of
Section 22(e)(3) of the Code and, with respect to Options other than Incentive Stock Options, such other disabilities, infirmities, afflictions, or conditions as the Administrator may include.

"EFFECTIVE DATE" means the date specified in Section 3.13 hereof.

"ELIGIBLE EMPLOYEE" means an officer (whether or not a director) or employee of the Corporation or a Related Entity.

"ELIGIBLE PERSON" means an Eligible Employee, or any Other Eligible Person, designated by the Administrator in its discretion.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

"FAIR MARKET VALUE" means, as it relates to Common Stock, the average of the high and low prices of such Common Stock as reported on the principal national securities exchange on which the shares of Common Stock are then listed or the Nasdaq National Market System, as applicable, on the date specified herein for such a determination, or if there were no sales on such date, on the next succeeding day or immediately preceding day on which there were sales, or if such Common Stock is not listed on a national securities exchange or the Nasdaq National Market System, the last reported bid price in the over-the-counter market, or if such shares are not traded in the over-the-counter market, the per share cash price for which all of the outstanding Common Stock could be sold to a willing purchaser in an arms length transaction (without regard to minority discount, absence of liquidity, or transfer restrictions imposed by an applicable law or agreement) at the date of the event giving rise to the need for a determination. Except as may be otherwise expressly provided above or in a particular Option Agreement, Fair Market Value shall be determined in good faith by the Administrator and such determination shall be binding on all Participants.

"FULLY-DILUTED COMMON STOCK" means, at any time, all then outstanding Common Stock Equivalents.

"HOLDBACK AMOUNT" means the portion of the consideration received by the stockholders that are required to be retained by the terms of the definitive documentation entered into in connection with such Sale of the Corporation including, without limitation, amounts retained for purchase price adjustments and indemnification obligations.

"IMMEDIATE FAMILY" means the spouse of an individual and the grandparents, parents, siblings and children (and children and spouses of any of the foregoing) of the individual or his or her spouse. An adopted child will be treated as a child of his or her adoptive parent or parents (but only if) he or she was adopted before he or she reached 21 years of age.

"INCENTIVE STOCK OPTION" means an Option that is designated and intended as an incentive stock option within the meaning of Section 422 of the Code, the award of which contains such provisions (including but not limited to the receipt of stockholder approval of this Plan, if the award is made prior to such approval) and is made under such circumstances and to such persons as may be necessary to comply with that section.

"IRR" means, with respect to the Common Stock, a calculation made in accordance with generally accepted financial practices which shows the pre-tax, compounded annual internal rate of return realized thereon, (i) assuming all shares of Common Stock (other than Common Stock Equivalents issued to employees or directors of or consultants to the Corporation or any Related Entity) were purchased by one Person on November 25, 2003 at a price equal to the Fair Market Value of the Common Stock on November 25, 2003 and all such shares of Common Stock were held continuously by such Person from the date of issuance through the date of the Liquidity Event, (ii) assuming such holder receives cash on the Liquidity Event pursuant to Section 3.2.2(b) hereof and (iii) including, as a return on the shares of Common Stock, any cash dividends or distributions made by the Corporation or any Related Entity in respect of the shares of Common Stock during such period; provided, however, that in the event of any redemption of Common Stock or sale of newly-issued Common Stock Equivalents (other than Common Stock Equivalents issued to employees or directors of or consultants to the Corporation or any Related

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Entity), then cash inflows or outflows associated with such redemption or sale shall be reflected in the calculation of IRR, notwithstanding the general rule of clause (i) of this definition.

"LIEN" means any of the following mortgage; lien (statutory or other); other security agreement, arrangement or interest; hypothecation, pledge or other deposit arrangement; assignment; charge; levy; executory seizure; attachment; garnishment; encumbrance (including any easement, exception, reservation or limitation) right of way, and the like); conditional sale, title retention, voting agreement or other similar agreement, arrangement, device or restriction, preemptive or similar right; the filing of any financial statement under the Uniform Commercial Code or comparable law of any jurisdiction; restriction on sale, transfer, assignment, disposition or other alienation; or any option, equity, claim or right of or obligation to, any other Person, of whatever kind and character.

"LIQUIDITY EVENT" means the consummation of a Sale of the Corporation or the occurrence of a Qualified Market Cap.

"NET PROCEEDS" means (i) with respect to a Sale of the Corporation, the aggregate gross proceeds received (or deemed received) by the holders of the Common Stock on or in consideration for such equity interests in connection with such Sale of the Corporation, net of (A) any Holdback Amount applicable to such Sale of the Corporation and (B) all expenses incurred in connection therewith that are allocable to such equity interests other than taxes payable in respect of any income or gain recognized on receipt of such net proceeds, and (ii) with respect to a Qualified Market Cap, the implied equity market capitalization of the common equity of the Corporation (or any Subsidiary or any successor-in-interest to the Corporation) determined by multiplying the closing price of a common equity interest on the first day that the Qualified Market Cap occurs by the total number of common equity interests outstanding, net of fees and expenses incurred by the Corporation and the Related Entities in connection with the initial public offering of such common equity interests.

"NONQUALIFIED STOCK OPTION" means an Option that is not an incentive stock option within the meaning of Section 422 of the code and includes an Option designated as a Nonqualified Stock Option and any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof.

"OPTION" means an option to purchase Common Stock authorized by and granted under this Plan, whether a Performance Vesting Option or Time Vesting Option. The Administrator will designate any Option granted to an employee of the Corporation or a Subsidiary as a Nonqualified Stock Option or an Incentive Stock Option.

"OPTION AGREEMENT" means any writing, approved by the Administrator, setting forth the terms of an Option that has been duly authorized and approved.

"OTHER ELIGIBLE PERSON" means any director of, or any individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or a Related Entity in a capital raising transaction or as a market maker or promoter of the Corporation's or Related Entity's securities) to, the Corporation or Related Entity, and who is selected to participate in this Plan by the Administrator. An

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advisor or consultant may be selected as an Other Eligible Person only if such person's participation in this Plan would not adversely affect (a) the Corporation's eligibility to rely on the Rule 701 from registration under the Securities Act for the offering of shares issuable under this Plan by the Corporation or Related Entity, or (b) the Corporation's compliance with any other applicable laws.

"PARTICIPANT" means an Eligible Person who has been granted and holds an Option under this Plan.

"PERFORMANCE VESTING OPTION" has the meaning set forth in Section 2.2.1 hereof.

"PERSON" means, and shall be construed broadly and shall include, an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

"PERSONAL REPRESENTATIVE" means the person or persons who, upon the Disability or incompetence of a Participant, has acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan by virtue of having become the legal representative of the Participant.

"PLAN" means this Crunch Holding Corp. Stock Option Plan, as it may hereafter be amended from time to time.

"PRO RATA AMOUNT" means, with respect to any Participant, the quotient obtained by dividing (i) the number of shares of Common Stock held by such Participant by
(ii) the aggregate number of shares of Common Stock held by all stockholders of the Corporation, assuming, in each of the preceding clauses (i) and (ii), the conversion or exchange of all securities of the Corporation by their terms convertible into or exchangeable for Common Stock and the exercise of all vested and "in the money" options to purchase or rights to subscribe for Common Stock (including warrants) or such convertible or exchangeable securities.

"PUBLIC OFFERING DATE" means the date the Common Stock is first registered under the Exchange Act and listed or quoted on a recognized national securities exchange or in the NASDAQ National Market Quotation System.

"PURCHASE OPTION" has the meaning set forth in Section 3.5.1.

"QUALIFIED MARKET CAP" means that the Common Stock or the common equity of any Subsidiary or any successor-in-interest to the Corporation shall have been registered under the Securities Act and the Corporation shall have a equity market capitalization of more than $500,000,000 for a period of at least 20 consecutive trading days (determined by multiplying the closing price of the Common Stock or common equity, as applicable, on each such day by the total number of Common Stock Equivalents outstanding on each such day).

"RELATED ENTITY" means, at any time, any (i) direct or indirect parent of the Corporation, or (ii) direct or indirect subsidiary of the Corporation, provided that the majority of such

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subsidiary's outstanding voting stock or voting power is beneficially owned, directly or indirectly by the Corporation.

"REPURCHASE PRICE" has the meaning set forth in Section 3.4.2.

"RULE 16b-3" has the meaning set forth in Section 1.2.1.

"SALE OF THE CORPORATION" means (i) the sale or transfer (in one transaction or a series of related transactions) of all or substantially all of a Sale Entities' assets, to a Person or a group of Persons acting in concert, (ii) the sale or transfer (in one transaction or a series of related transactions) of a significant division or product line of any of the Sale Entities (whether by asset sale, merger, spin-off or other structure), to a Person or a group of Persons acting in concert, (iii) the sale or transfer (in one transaction or a series of related transactions) of a majority of the outstanding equity interests in any of the Sale Entities, to a Person or a group of Persons acting in concert, or (iv) the merger or consolidation of any of the Sale Entities with or into another Person that is not an Affiliate of any of the Sale Entities, in each case in clauses (i), (ii), (iii) and (iv) above, under circumstances in which the holders of a majority in voting power of the outstanding equity interests of any of the Sale Entities, immediately prior to such transaction, own less than a majority in voting power of the outstanding equity interests of such Sale Entities, or the surviving or resulting corporation, entity or acquirer, as the case may be, immediately following such transaction.

"SALE ENTITIES" means (i) the Corporation, Crunch Equity Holding, LLC, Pinnacle Foods Group Inc. or Pinnacle Foods Corporation, or (ii) any successor in interest thereof.

"SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

"SELLING STOCKHOLDER" has the meaning set forth in Section 3.6.1.

"SHARE LIMIT" has the meaning set forth in Section 1.4.2.

"SHARES" means the shares of Common Stock acquired upon exercise of an Option.

"SIGNIFICANT SALE" has the meaning set forth in Section 3.6.1.

"SUBSIDIARY" of any Person, means (i) a corporation a majority of whose outstanding shares of capital stock or other equity interest with voting power, under ordinary circumstances, to elect directors, is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, and (ii) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such Person.

"TARGET IRR" means, with respect to any Liquidity Event, 15.0%.

"TIME VESTING OPTION" has the meaning set forth in Section 2.2.1 hereof.

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"TRANSACTION DOCUMENTS" means the definitive documentation entered into in connection with a Sale of the Corporation.

"TRANSFER" means any direct or indirect sale, transfer, pledge, hypothecation, assignment, gift, conveyance or other disposition of any security or any interest therein.

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